Exhibit 10.21

The following additional executive officers of MBNA Corporation have entered into a Change of Control Agreement identical to the agreement attached as Exhibit 10.3 of Form 10-Q for the quarter ended June 30, 2003, except that the multiplier in Section 6(d)(i)(B) is one and one-half times the sum indicated:

Charles C. Krulak
Louis J. Freeh